UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

CytoDyn Inc. (the “Company”) is providing this disclosure because as of March 22, 2024, its unregistered sales of equity securities that had not been reported previously, in the aggregate, exceeded 5% of the shares of its common stock outstanding as of December 31, 2023.

Private Placement of Common Stock and Warrants through Placement Agent

From January through March 2024, the Company continued an offering to accredited investors of units through a placement agent that commenced in December 2023. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock. The purchase price per unit will be equal to 90% of the lower of (i) the intraday volume weighted average price (“VWAP”) of the common stock as of the first closing in the offering on December 29, 2023, which was approximately $0.19 per share, and (ii) the intraday VWAP on the date of the final closing, which has not yet occurred. During the period from January 17, 2024 through March 22, 2024, the Company received binding subscription agreements to purchase an estimated total of approximately 20.6 million units at a total purchase price of approximately $3.5 million, based on an estimated purchase price of $0.17 per unit.

The warrants to be issued to investors in the offering will be fully exercisable and will have a five-year term and an exercise price of $0.21 per share. The warrants will be exercisable in full when issued. Other than as described above, the terms of the warrants will be substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

As a fee to the placement agent in the offering, the Company has agreed to pay a cash fee equal to 13% of the gross proceeds received from qualified investors. The Company has also agreed to issue to the placement agent or its designees warrants with a 10-year term to purchase 15% of the total number of shares of common stock sold to qualified investors in the offering, or an estimated total of approximately 3.1 million shares with respect to units sold from January 17, 2024 through March 22, 2024.

The Company has agreed to use commercially reasonable efforts to prepare and file with the SEC, and cause the SEC to declare effective, a registration statement under the Securities Act covering the resale of the shares and shares covered by warrants to purchase shares of common stock issued in the private placement described above.

The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder in the sale and issuance of shares and warrants in the foregoing offering.

Issuances of Shares in Convertible Note Exchange Transactions

In January and February 2024, the Company and the holder of its secured convertible promissory note issued April 23, 2021, in partial satisfaction of the holder’s redemption rights, entered into exchange agreements pursuant to which the original note was partitioned and new notes were issued, resulting in an aggregate principal reduction of $1.5 million. The new note was exchanged concurrently with issuance of a total of approximately 10.4 million shares of common stock. The Company relied on the exemption provided by Section 3(a)(9) of the Securities Act in connection with the exchange transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: March 28, 2024	By	/s/ Mitchell Cohen
Mitchell Cohen
Interim Chief Financial Officer